Exhibit 99.1
EPAM Reports Results for Fourth Quarter and Full Year 2018

Fourth quarter revenues of $504.9 million, up 26.5% year-over-year
Annual revenues of $1.84 billion, up 27.1% year-over-year
GAAP Diluted EPS of $1.05 for the fourth quarter and $4.24 for the full year
Non-GAAP Diluted EPS of $1.27 for the fourth quarter and $4.38 for the full year
Newtown, PA — February 14, 2019 — EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of digital platform engineering and software development services, today announced results for its fourth quarter and full year ended December 31, 2018.

“Our focus on developing true partnerships with our customers, attracting and developing the right talent, and continuously evolving our capabilities drove our strong fiscal 2018 results,” said Arkadiy Dobkin, CEO & President, EPAM. “Demand for successful transformation strategies is only increasing, and we are well-positioned to help our clients derive new business value and remain competitive.”

Fourth Quarter 2018 Highlights

•	Revenues increased to $504.9 million, a year-over-year increase of $105.6 million, or 26.5%, and on a constant currency basis, revenues were up 28.9% over the corresponding period last year;

•	GAAP income from operations was $78.3 million, an increase of $26.2 million, or 50.4% , compared to $52.1 million in the fourth quarter of 2017;

•	Non-GAAP income from operations was $93.1 million, an increase of $26.1 million, or 39.0%, compared to $66.9 million in the fourth quarter of 2017;

•
Diluted earnings per share (“EPS”) on a GAAP basis was $1.05, compared to $(0.58) in the fourth quarter of 2017, based on a weighted average share count of 56.9 million fully diluted shares outstanding. The fourth quarter of 2017 was negatively impacted by the $74.6 million provisional charge related to U.S. tax reform; and

•	Non-GAAP diluted EPS was $1.27, an increase of $0.26, or 25.7%, compared to $1.01 in the fourth quarter of 2017.

Full Year 2018 Highlights

•	Revenues increased to $1.84 billion, a year-over-year increase of $392.5 million, or 27.1%, and on a constant currency basis, revenues were up 26.9% year-over-year;

•	GAAP income from operations was $245.8 million, an increase of $72.8 million, or 42.1%, compared to $172.9 million in 2017;

•	Non-GAAP income from operations was $315.1 million, an increase of $80.5 million, or 34.3%, compared to $234.7 million in 2017;

•
Diluted EPS on a GAAP basis was $4.24, compared to $1.32 in 2017 based on a weighted average share count of 56.7 million fully diluted shares outstanding. GAAP diluted EPS in 2018 benefited from the recognition of $26.0 million of net deferred tax assets resulting from the implementation of changes to our tax structure in response to U.S. tax reform. GAAP diluted EPS in 2017 was negatively impacted by the $74.6 million provisional charge related to U.S. tax reform; and

•	Non-GAAP diluted EPS was $4.38, an increase of $0.92, or 26.6%, compared to $3.46 in 2017.

Cash Flow and Other Metrics

•
Cash provided by operating activities was $123.1 million in the fourth quarter of 2018, an increase from $71.2 million in the fourth quarter of 2017; and was $292.2 million in 2018, an increase from $192.8 million in 2017;

•	Cash, cash equivalents and restricted cash totaled $771.7 million as of December 31, 2018, an increase of $188.8 million, or 32.4%, from $582.9 million as of December 31, 2017; and

•	Total headcount was approximately 30,200 as of December 31, 2018. Included in this number were approximately 26,800 delivery professionals, an increase of 16.4% from December 31, 2017.

2019 Outlook - Full Year and First Quarter
Full Year

•
Revenue growth for 2019 will be at least 22%. The Company expects that foreign currency translation will have a 1% unfavorable impact on full year reported revenues. The Company expects revenue growth on a constant currency basis will be at least 23%;

•	The Company expects GAAP income from operations to be in the range of 12.5% to 13.5% of revenues and non-GAAP income from operations to be in the range of 16% to 17% of revenues;

•	The Company expects its GAAP effective tax rate to be approximately 16% and its non-GAAP effective tax rate to be approximately 23%; and

•
The Company expects GAAP diluted EPS will be at least $4.45 for the full year, and non-GAAP diluted EPS will be at least $5.06 for the full year. The Company expects weighted average share count for the year of 57.9 million diluted shares outstanding.

First Quarter

•
Revenues will be at least $518 million for the first quarter, reflecting a year-over-year growth rate of at least 22%. The Company expects foreign currency translation to have a 3% unfavorable impact on year-over-year revenue growth during the quarter. The Company expects year-over-year revenue growth on a constant currency basis to be at least 25%;

•	For the first quarter, the Company expects GAAP income from operations to be in the range of 12% to 13% of revenues and non-GAAP income from operations to be in the range of 16% to 17% of revenues;

•	The Company expects its GAAP effective tax rate to be approximately 12% and its non-GAAP effective tax rate to be approximately 23%; and

•
The Company expects GAAP diluted EPS will be at least $1.00 for the quarter, and non-GAAP diluted EPS will be at least $1.16 for the quarter. The Company expects weighted average share count for the quarter of 57.5 million diluted shares outstanding.

Conference Call Information
EPAM will host a conference call to discuss results on Thursday, February 14, 2019 at 8:00 a.m. Eastern time. The live conference call will be available by dialing +1 (877) 407-0784 or +1 (201) 689-8560 (outside of the U.S.). A webcast of the conference call can be accessed at the Investor Relations section of the Company’s website at http://investors.epam.com. A replay will be available approximately one hour after the call by dialing +1 (844) 512-2921 or +1 (412) 317-6671 (outside of the U.S.) and entering the conference ID 13686259. The replay will be available until February 28, 2019.
About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its software engineering expertise to become a leading global product development, digital platform engineering, and top digital and product design agency. Through its ‘Engineering DNA’ and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver next-gen solutions that turn complex business challenges into real business outcomes. EPAM’s global teams serve customers in over 25 countries across North America, Europe, Asia and Australia. EPAM is a recognized market leader in multiple categories among top global independent research agencies and was one of only four technology companies to appear on Forbes 25 Fastest Growing Public Tech Companies list every year of publication since 2013. Learn more at http://www.epam.com/ and follow EPAM on Twitter (@EPAMSYSTEMS) and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, write-offs and recoveries, acquisition-related costs, amortization of purchased intangible assets, goodwill impairment, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, the impact of U.S. tax reform, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares operating results on a basis of “constant currency,” which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues	$504,931	$399,297	$1,842,912	$1,450,448
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	319,031	254,121	1,186,921	921,352
Selling, general and administrative expenses	97,447	85,430	373,587	327,588
Depreciation and amortization expense	10,183	7,696	36,640	28,562
Income from operations	78,270	52,050	245,764	172,946
Interest and other income, net	1,080	1,799	3,522	4,601
Foreign exchange (loss)/gain	(582)	(1,772)	487	(3,242)
Income before provision for income taxes	78,768	52,077	249,773	174,305
Provision for income taxes	18,803	82,951	9,517	101,545
Net income/(loss)	$59,965	$(30,874)	$240,256	$72,760
Foreign currency translation adjustments, net of tax	(6,695)	3,425	(21,338)	20,065
Unrealized loss on cash-flow hedging instruments, net of tax	(472)	—	(2,553)	—
Comprehensive income/(loss)	$52,798	$(27,449)	$216,365	$92,825

Net income/(loss) per share:
Basic	$1.11	$(0.58)	$4.48	$1.40
Diluted	$1.05	$(0.58)	$4.24	$1.32
Shares used in calculation of net income/(loss) per share:
Basic	54,031	52,879	53,623	52,077
Diluted	56,887	52,879	56,673	54,984

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	As of December 31, 2018	As of December 31, 2017
Assets
Current assets
Cash and cash equivalents	$770,560	$582,585
Accounts receivable, net of allowance of $1,557 and $1,186, respectively	297,685	265,639
Unbilled revenues	104,652	86,500
Prepaid and other current assets	26,171	25,309
Total current assets	1,199,068	960,033
Property and equipment, net	102,646	86,419
Intangible assets, net	57,065	44,511
Goodwill	166,832	119,531
Deferred tax assets	69,983	24,974
Other noncurrent assets	16,208	14,788
Total assets	$1,611,802	$1,250,256

Liabilities
Current liabilities
Accounts payable	$7,444	$5,574
Accrued expenses and other current liabilities	127,937	89,812
Due to employees	49,683	38,757
Deferred compensation due to employees	9,920	5,964
Taxes payable, current	67,845	40,860
Total current liabilities	262,829	180,967
Long-term debt	25,031	25,033
Taxes payable, noncurrent	43,685	59,874
Other noncurrent liabilities	17,661	9,435
Total liabilities	349,206	275,309
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 54,099,927 and 53,003,420 shares issued, 54,080,192 and 52,983,685 shares outstanding at December 31, 2018 and December 31, 2017, respectively	54	53
Additional paid-in capital	544,700	473,874
Retained earnings	759,533	518,820
Treasury stock	(177)	(177)
Accumulated other comprehensive loss	(41,514)	(17,623)
Total stockholders’ equity	1,262,596	974,947
Total liabilities and stockholders’ equity	$1,611,802	$1,250,256

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percent and per share amounts)

Reconciliation of revenue growth at constant currency to revenue growth as reported under GAAP is presented in the table below:

	Three Months Ended December 31, 2018	Year Ended December 31, 2018
Revenue growth at constant currency(1)	28.9%	26.9%
Foreign exchange rates impact	(2.4)%	0.2%
Revenue growth as reported	26.5%	27.1%

(1)	Constant currency revenue results are calculated by translating current period revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three months and years ended December 31, 2018 and 2017:

	Three Months Ended December 31, 2018			Year Ended December 31, 2018
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$319,031	$(4,410)	$314,621	$1,186,921	$(27,245)	$1,159,676
Selling, general and administrative expenses(3)	$97,447	$(8,081)	$89,366	$373,587	$(33,998)	$339,589
Income from operations(4)	$78,270	$14,792	$93,062	$245,764	$69,344	$315,108
Operating margin	15.5%	2.9%	18.4%	13.3%	3.8%	17.1%
Net income(5)	$59,965	$12,359	$72,324	$240,256	$7,754	$248,010
Weighted average diluted shares outstanding(6)	56,887	—	56,887	56,673	—	56,673
Diluted earnings per share	$1.05		$1.27	$4.24		$4.38

	Three Months Ended December 31, 2017			Year Ended December 31, 2017
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$254,121	$(6,416)	$247,705	$921,352	$(20,868)	$900,484
Selling, general and administrative expenses(3)	$85,430	$(6,625)	$78,805	$327,588	$(33,281)	$294,307
Income from operations(4)	$52,050	$14,897	$66,947	$172,946	$61,711	$234,657
Operating margin	13.0%	3.8%	16.8%	11.9%	4.3%	16.2%
Net (loss)/income(5)	$(30,874)	$87,500	$56,626	$72,760	$117,542	$190,302
Weighted average diluted shares outstanding(6)	52,879	3,065	55,944	54,984	—	54,984
Diluted (loss)/earnings per share	$(0.58)		$1.01	$1.32		$3.46

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Stock-based compensation expenses	$4,410	$6,416	$27,245	$20,868
Total adjustments to GAAP cost of revenues(2)	4,410	6,416	27,245	20,868
Stock-based compensation expenses	8,042	6,071	31,943	31,539
Other acquisition-related expenses	209	570	916	1,500
One-time (recoveries)/charges	(170)	(16)	1,139	242
Total adjustments to GAAP selling, general and administrative expenses(3)	8,081	6,625	33,998	33,281
Amortization of purchased intangible assets	2,301	1,856	8,101	7,562
Total adjustments to GAAP income from operations(4)	14,792	14,897	69,344	61,711
Change in fair value of contingent consideration included in Interest and other income, net	—	—	(900)	—
Foreign exchange (loss)/gain	582	1,772	(487)	3,242
Provision for/(benefit from) income taxes:
Tax effect on non-GAAP adjustments	(1,855)	(2,946)	(12,862)	(12,736)
Net discrete charge/(benefit) related to U.S. tax reform	13	74,632	(29,971)	74,632
Excess tax benefits related to stock-based compensation	(1,173)	(855)	(17,370)	(9,307)
Total adjustments to GAAP net income/(loss)(5)	$12,359	$87,500	$7,754	$117,542

(6)
There was a 3,065 increase to the shares used in the calculation of diluted earnings per share on a non-GAAP basis during the three months ended December 31, 2017 as these shares were excluded from the calculation of diluted loss per share on a GAAP basis due to the anti-dilutive effect of these shares as a result of the net loss in the period. There were no adjustments to GAAP weighted-average diluted common shares outstanding in the calculation of diluted earnings per share on a non-GAAP basis during the three months ended December 31, 2018 and twelve months ended December 31, 2018 and 2017.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Measures to Comparable GAAP Measures
(Unaudited)
(In percent, except per share amounts)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of projected revenue growth in constant currency is presented in the table below:

	First Quarter 2019	Full Year 2019
Revenue growth at constant currency (at least)(7)	25%	23%
Foreign exchange rates impact	(3)%	(1)%
Revenue growth (at least)	22%	22%

(7)
Constant currency revenue results are calculated by translating current period projected revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of projected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

	First Quarter 2019	Full Year 2019
GAAP income from operations as a percentage of revenues	12% to 13%	12.5% to 13.5%
Stock-based compensation expenses	3.5%	3.0%
Included in cost of revenues (exclusive of depreciation and amortization)	1.7%	1.4%
Included in selling, general and administrative expenses	1.8%	1.6%
Amortization of purchased intangible assets	0.5%	0.5%
Non-GAAP income from operations as a percentage of revenues	16% to 17%	16% to 17%

Reconciliation of projected GAAP to non-GAAP effective tax rate is presented in the table below:

	First Quarter 2019	Full Year 2019
GAAP effective tax rate (approximately)	12%	16%
Tax effect on non-GAAP adjustments	4.3%	2.9%
Excess tax benefits related to stock-based compensation	6.7%	4.1%
Non-GAAP effective tax rate (approximately)	23%	23%

Reconciliation of projected GAAP to non-GAAP diluted earnings per share is presented in the table below:

	First Quarter 2019	Full Year 2019
GAAP diluted earnings per share (at least)	$1.00	$4.45
Stock-based compensation expenses	0.31	1.11
Included in cost of revenues (exclusive of depreciation and amortization)	0.15	0.54
Included in selling, general and administrative expenses	0.16	0.57
Amortization of purchased intangible assets	0.04	0.16
Foreign exchange loss	0.01	0.02
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.08)	(0.29)
Excess tax benefits related to stock-based compensation	(0.12)	(0.39)
Non-GAAP diluted earnings per share (at least)	$1.16	$5.06